Exhibit (h)

EXECUTION VERSION

Harvest Capital Credit Corporation

$25,000,000
7.00% Notes due 2020

UNDERWRITING AGREEMENT

January 22, 2015

KEEFE, BRUYETTE & WOODS, INC.

As representative of the several Underwriters
named in Schedule I hereto
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

Harvest Capital Credit Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representative (in such capacity, the "Representative") $25,000,000 aggregate principal amount of 7.00% Notes due 2020 of the Company (the "Initial Notes") set forth in Schedule I hereto. The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Initial Notes, at the option of the Underwriters, up to an additional $2,500,000 aggregate principal amount of 7.00% Notes due 2020 of the Company (the "Option Notes"). The Initial Notes and the Option Notes are hereinafter referred to collectively as the "Notes."

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Notes will be issued under an indenture to be dated as of January 27, 2015 (the "Base Indenture"), as supplemented by the First Supplemental Indenture to be dated as of January 27, 2015 (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture") between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company ("DTC") pursuant to a blanket letter of representations to be dated on or prior to the Closing Date (as defined herein), between the Company and DTC.

The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File No. 333-198362), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Notes and certain of the Company's other securities under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has been declared effective by the Commission. The Company has also filed with the Commission a preliminary prospectus supplement, dated January 21, 2015, which contains a base prospectus, dated November 7, 2014 (collectively, the "preliminary prospectus") Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430C ("Rule 430C") of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and Rule 497 ("Rule 497") of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (a) of Rule 430C is referred to as "Rule 430C Information." Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430C Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497 under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), which will include the base prospectus, dated November 7, 2014, together with a final prospectus supplement, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system ("EDGAR").

On December 26, 2012, the Company filed a Form N-6F with the Commission under the Investment Company Act of 1940 Act, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the "1940 Act"), pursuant to which the Company announced its intention to elect to be treated as a business development company ("BDC").

On May 2, 2013, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00985) (the "1940 Act Notification") was filed by the Company with the Commission under the 1940 Act, pursuant to which the Company elected to be treated as a BDC.

The Company has entered into (i) an investment advisory and management agreement, dated as of April 29, 2013 (the "Investment Advisory Agreement"), with HCAP Advisors LLC, a Delaware limited liability company (the "Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Advisers Act"); (ii) an administration agreement, dated as of May 7, 2013 (the "Administration Agreement"), with JMP Credit Advisors LLC, a Delaware limited liability company (the "Administrator"); and (iii) a license agreement, dated as of May 7, 2013 (the "License Agreement"), with  Harvest Capital Strategies, LLC, a Delaware limited partnership (the "Licensor"). This Agreement, the Investment Advisory Agreement, the Administration Agreement and the License Agreement are hereinafter referred to collectively as the "Company Agreements."

The Company is a party to a loan and security agreement between the Company and CapitalSource Bank, as agent and a lender, and each of the other lenders from time to time party thereto, including City National Bank, dated as of October 29, 2013, as amended (the "Loan and Security Agreement"), that provides the Company with a $55 million senior secured revolving credit facility (the "Credit Facility").

1.     (a)     The Company and the Adviser, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that, as of the date hereof, as of the Applicable Time (as defined below), and as of the Closing Date and each Option Closing Date (as defined in Section 4 hereof), if any:

(i)     The Company is eligible to use Form N-2; each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with by the Company and the Adviser.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, at the Applicable Time and at the Closing Date (and, if any Option Notes are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and at the Closing Date (and, if any Option Notes are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described in Section 8(b) hereof. The Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus as defined in Rule 405 under the Securities Act in connection with the offering of the Notes other than those set forth on Schedule III hereto.

The preliminary prospectus complied when filed in all material respects with the Securities Act, the Securities Act Regulations and the 1940 Act and the preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, the preliminary prospectus and the information included on Schedule II hereto considered together (collectively, the "General Disclosure Package"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the General Disclosure Package, it being understood and agreed that the only such information provided by any Underwriter is that described in Section 8(b) hereof.

As used in this subsection and elsewhere in this Agreement:

"Applicable Time" means 9:00 A.M. (New York City time) on January 22, 2015 or such other time as agreed by the Company and the Underwriters.

(ii)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the other Company Agreements, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company, whether or not arising from transactions in the ordinary course of business;

(iii)     The Company does not have any subsidiaries;

(iv)     The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of common stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

(v)     The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; the Indenture has been duly qualified under the , the Trust Indenture Act of 1939, as amended (the "1939 Act"); the Indenture has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws; the Indenture conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(vi)     The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes; the Notes, when issued, will be in the form contemplated by the Indenture; the Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws; the Notes conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(vii)     Each of the Company Agreements and the Credit Facility Agreement has been duly authorized, executed and delivered by the Company. Each of the Company Agreements and the Credit Facility Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws. The License Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principals;

(viii)     The issue and sale of the Notes, the execution of this Agreement and Indenture by the Company and the compliance by the Company with all of the provisions of this Agreement, the Company Agreements and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments"), nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority ("FINRA") in connection with the purchase and distribution of the Notes by the Underwriters. The execution, delivery and performance of the Company Agreements, the Indenture and the Notes and the consummation of the transactions contemplated therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Company Agreements, the Indenture and the Notes have been duly authorized by all necessary corporate actions and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate or articles of incorporation, bylaws or similar organizational documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company;

(ix)     PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the Securities Act Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act and present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, the General Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. Other than the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, no other financial statements or supporting schedules are required to be included therein;

(x)     The Company has not sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, whether or not in the ordinary course of business, which are material to the Company, whether or not arising from transactions in the ordinary course of business and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(xi)     The Company is not (1) in violation of its certificate or articles of incorporation or bylaws, (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which any of them or any of its respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business;

(xii)     The Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

(xiii)     There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, or would prevent or impair the consummation of the transactions contemplated by this Agreement and the Company Agreements, or which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xiv)     The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, "Permits") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xv)     The Company owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively "Intellectual Property") material to carrying on its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company has not received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business;

(xvi)     No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business;

(xvii)     The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, whether or not arising from transactions in the ordinary course of business;

(xviii)     The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xix)     Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company, and (b) since that date, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(xx)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(xxi)     All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxii)     There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(xxiii)     The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxiv)     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxv)     Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxvi)     The operations of the Company are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Adviser, threatened;

(xxvii)     (A) Neither the Company nor any of its affiliates, any director, officer, or employee thereof, nor, to the Company's or the Adviser's knowledge, any agent or representative of the Company or any of its affiliates, is an individual or entity ("Company Person") that is, or is owned or controlled by a Company Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B)     The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Company Person: (1) to fund or facilitate any activities or business of or with any Company Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any Company Person (including any Company Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)     Since its inception, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Company Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and the Company will not engage in any conduct that might reasonably be foreseen to cause it to become a subject of Sanctions;

(xxviii)     There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxix)     There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(xxx)     The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Notes, will not distribute any offering materials in connection with the offering and sale of the Notes, other than the General Disclosure Package and the Prospectus and as set forth in Schedule III; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes; the Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications; the Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications; "Testing-the-Waters Communication" means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; "Written Testing-the-Waters Communication" means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(xxxi)     The statistical and market and industry-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xxxii)     The Company is a closed-end, non-diversified management investment company and has elected to be treated as a business development company under the 1940 Act, has duly filed the 1940 Act Notification with the Commission and is eligible to make such an election; the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the 1940 Act and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Company has not filed with the Commission any notice of withdrawal of the 1940 Act Notification; the 1940 Act Notification remains in full force and effect, and, to the Company's knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission; the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act;

(xxxiii)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person is serving or acting as an investment adviser, officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is an "interested person" (as defined in the 1940 Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of any Underwriter;

(xxxiv)     The Company has taken all required action under the Securities Act, the Securities Act Regulations, the 1940 Act and the 1939 Act to make the public offering and consummate the sale of the Notes as contemplated by this Agreement;

(xxxv)     All advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts"), whether in printed or electronic form, authorized in writing by or prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Notes (collectively, "sales material") complied and comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Regulations and the 1940 Act and, if required to be filed with FINRA under FINRA's conduct rules, were provided to Clifford Chance US LLP, counsel for the Underwriters, for filing; no sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxxvi)     The Company's directors' and officers' errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause;

(xxxvii)     The Company is in compliance with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") necessary to qualify as a regulated investment company ("RIC") within the meaning of Section 851(a) of the Code; the Company intends to direct the investment of the net proceeds of the offering of the Notes and to continue to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code; the Company qualifies, and intends to continue to operate its business so as to continue to qualify, as a RIC under Subchapter M of the Code;

(xxxviii)     From the time of initial confidential submission of the registration statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) in connection with the Company's initial public offering through the date hereof, the Company has been and is an "emerging growth company," as defined in Section 2(a) of the Securities Act (an "Emerging Growth Company").

(xxxix)     The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption "Portfolio Companies" (each a "Portfolio Company Agreement") with corporations or other entities (each a "Portfolio Company"). To the Company's knowledge, each Portfolio Company, other than Infinite Aegis Group, LLC and PD Products, LLC, is current with all its material obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, in each case, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus;

(xl)     The operations of the Company are in compliance in all material respects with the applicable provisions of the 1940 Act, including the provisions relating to BDCs. The provisions of the certificate or articles of incorporation, bylaws and other similar organizational documents of the Company, and the investment objective, policies and restrictions described in the Registration Statement, the General Disclosure Package and the Prospectus, assuming they are implemented as so described, comply and will comply in all material respects with the requirements of the 1940 Act;

(xli)     The Company owns, and has good and marketable title to, the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under "Portfolio Companies," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments" and the "Financial Statements—Schedules of Investments" (the "Portfolio Assets"), free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. All of the applicable investment documents and agreements which constitute the Portfolio Assets (the "Investment Documents and Agreements") are in full force and effect, and the Company has had no notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company under the Investment Documents and Agreements, or affecting or questioning the rights of the Company under any of the Investment Documents and Agreements;

(xlii)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Notes to repay any outstanding debt owed to any affiliate of any Underwriter;

(xliii)     There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, any preliminary prospectus and the Prospectus which have not been described as required;

(xliv)     The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Adviser or Administrator, or to or for any family member or affiliate of any director or executive officer of the Adviser or Administrator

(xlv)     To the Company's knowledge, there are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or securityholders, except as set forth in the Prospectus. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5100 is true, complete and correct in all material respects; and

(xlvi)     Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(b)     The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with each of the Underwriters, as of the date hereof and as of the Closing Date and each Option Closing Date (as defined herein), if any, that:

(i)     Neither the Adviser, the Administrator nor any of their affiliates has taken, nor will the Adviser, the Administrator nor any of their affiliates take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes;

(ii)     Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business;

(iii)     Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business;

(iv)     Each of this Agreement, the Investment Advisory Agreement, the Administration Agreement and the other Company Agreements, to which they are a party, has been duly authorized, executed and delivered by each of the Adviser and the Administrator. Each of this Agreement, the Investment Advisory Agreement, the Administration Agreement and the other Company Agreements, to which they are a party, is a valid and binding agreement of each of the Adviser and the Administrator, enforceable against the Adviser and the Administrator in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or federal or state securities laws on public policy underlying such laws;

(v)     Neither the Adviser nor the Administrator is (1) in violation of its organization documents or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Adviser or the Administrator, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Adviser or the Administrator, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Adviser or the Administrator is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business;

(vi)     No material labor dispute with the employees of the Adviser or the Administrator exists, or, to the knowledge of the Adviser and the Administrator, is imminent, and the Adviser and the Administrator are not aware of any existing or imminent departure of any key employee of the Adviser or the Administrator. Neither the Adviser nor the Administrator is aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business;

(vii)     Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Adviser or the Administrator is a party or of which any property of the Adviser or the Administrator is the subject which, if determined adversely to the Adviser or the Administrator, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business, or would prevent or impair the consummation of the transactions contemplated by this Agreement and the other Company Agreements, to which they are a party, or which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus; and, to the best of the Adviser's and the Administrator's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(viii)     The description of each of the Adviser and the Administrator and its business, and the statements attributable to the Adviser and the Administrator, in the Registration Statement, the General Disclosure Package and the Prospectus complied and comply in all material respects with the provisions of the Securities Act, the 1940 Act and the Advisers Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix)     The Adviser and the Administrator possess all Permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(x)     The Adviser and the Administrator own or possess, or can acquire on reasonable terms, all Intellectual Property material to carrying on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Adviser nor the Administrator has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Adviser and the Administrator and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business;

(xi)     The issue and sale of the Notes and the execution of this Agreement by the Adviser and the Administrator and the compliance by the Adviser and the Administrator with all of the provisions of this Agreement, the Investment Advisory Agreement, the Administration Agreement and the other Company Agreements, to which they are a party, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or the Administrator is a party or by which the Adviser or the Administrator is bound or to which any of the property or assets of the Adviser or the Administrator is subject, nor will such action result in any violation of the provisions of the organization documents of the Adviser or the Administrator or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or the Administrator or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Adviser and the Administrator of the transactions contemplated by this Agreement and the Company Agreements, to which they are a party, except the registration under the Securities Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or FINRA in connection with the purchase and distribution of the Notes by the Underwriters;

(xii)     The Adviser and the Administrator maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations and with the investment objective, policies and restrictions of the Company and the applicable requirements of the 1940 Act; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xiii)     None of the Adviser, the Administrator or any director, officer, agent, employee or other person associated with or acting on behalf of the Adviser or Administrator, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of FCPA or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xiv)     The operations of the Adviser and Administrator and their respective subsidiaries are and have been conducted at all times in compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Administrator or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or Administrator, threatened;

(xv)     (A) None of the Adviser, the Administrator, any subsidiaries or affiliates of the Adviser or Administrator, any director, officer or employee of the Adviser or Administrator or, to the knowledge of the Adviser or the Administrator, any agent or representative of the Adviser or the Administrator or any of such representative's subsidiaries or affiliates, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is: (1) the subject of any Sanctions, nor (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B)     Neither the Adviser nor the Administrator will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)     For the past five (5) years, the Adviser and Administrator and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xvi)     The Adviser and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and each of the Adviser and the Administrator has no reason to believe that either of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Adviser and the Administrator, whether or not arising from transactions in the ordinary course of business;

(xvii)     The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the knowledge of the Adviser, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the SEC;

(xviii)     The terms of the Investment Advisory Agreement, including compensation terms, comply with all applicable provisions of the 1940 Act and the Advisers Act, including without limitation Section 15 of the 1940 Act and Section 205 of the Advisers Act, each as applicable to BDCs;

(xix)     The Adviser has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser;

(xx)     Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement, the Investment Advisory Agreement, the Administration Agreement and any other Company Agreement, to the extent a party thereto, and each of the Adviser and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(xxi)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Advisor nor the Administrator has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters;

(xxii)     The Adviser does not have any subsidiaries, and the Administrator does not have any subsidiaries other than (i) Cratos CDO Management, LLC, (ii) Cratos Capital Management, LLC, and (iii) JMP Credit Advisors CLO III, Ltd., each of which, other than JMP Credit Advisors CLO III, Ltd., is wholly owned by the Administrator; and

(xxiii)     Any certificate signed by any officer of the Adviser or the Administrator delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Adviser and the Administrator to the Underwriters as to the matters covered thereby.

2.     Subject to the terms and conditions set forth herein, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price to be paid by the Underwriters set forth in Schedule II (the "Initial Purchase Price"), the aggregate principal amount of Initial Notes set forth in Schedule I opposite the name of such Underwriter and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Notes as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same price to be paid for the Initial Notes (without giving effect to any accrued interest from the Closing Date to the relevant Date of Delivery, as defined below) (the "Option Purchase Price"), the same proportion of the total number of Option Notes then being purchased as the proportion of the total number of Initial Notes set forth opposite the name of such Underwriter in Schedule I attached hereto.

The Company hereby grants to the Underwriters the right to purchase at their election up to 100,000 Option Notes at the Option Purchase Price for the sole purpose of covering over-allotments in connection with the sale of the Initial Notes. The Underwriters may exercise their option to acquire Option Notes in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Notes to be purchased and the time and date on which such Option Notes are to be delivered (a "Date of Delivery"), as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.     It is understood that the several Underwriters propose to offer the Initial Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

4.     Payment of the purchase price for, and delivery of the Initial Notes shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019, or at such other place as shall be agreed upon by the Representative and the Company, at
10:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9 hereof), or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Closing Date."

In addition, in the event that any or all of the Option Notes are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company (each time for the delivery of and payment for the Option Notes, being herein referred to as an "Option Closing Date").

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Notes and the Option Notes, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Notes or the Option Notes, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Initial Notes and the Option Notes, if any, shall be in $25 denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Notes and the Option Notes, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

5.     The Company covenants and agrees with each of the Underwriters as follows:

(a)     The Company, subject to Section 5(b), will comply with the requirements of Rule 430C and Rule 497, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any amendment or supplement thereto, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or (e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. The Company will promptly effect the filings necessary pursuant to Rule 497 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order by the Commission and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)     The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act or the rules and regulations promulgated thereunder within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c)     The Company will use its best efforts to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d)     The Company has furnished or will deliver to the Representative, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon request by the Representative, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)     The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the second business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Notes under the Securities Act or the Exchange Act such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)     The Company will comply with the Securities Act, the Securities Act Regulations, the 1940 Act and the 1939 Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Notes under the Securities Act, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g)     The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h)     The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading "Use of Proceeds."

(i)     The Company will use its best efforts to effect and maintain the listing of the Notes on the NASDAQ Global Market.

(j)     During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, lend, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company which are substantially similar to the Notes or any securities convertible into or exercisable or exchangeable for or repayable with debt securities issued or guaranteed by the Company which are substantially similar to the Notes or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Notes, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Notes or such other securities, in cash or otherwise, other than the Notes to be sold hereunder.

(k)     The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Notes under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l)     If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m. (Eastern time) on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(m)     The Company shall use its best efforts to qualify and elect to be taxable as a RIC within the meaning of Section 851(a) of the Code for each taxable year during which it is a BDC under the 1940 Act.

(n)     The Company, the Adviser and the Administrator will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use their best reasonable efforts to cause the Company's, the Adviser's and the Administrator's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o)     The Company, during a period of two years from the effective date of the Registration Statement, will use its best reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(p)     If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Notes. As used herein, the term "electronic Prospectus" means a form of the most recent preliminary prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Notes, (ii) it shall disclose the same information as such paper preliminary prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such preliminary prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper preliminary prospectus or the Prospectus to such investor or representative.

6.     The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company's counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of preparing, printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Notes on the NASDAQ Global Market; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters up to $25,000 in connection with, securing any required review by FINRA of the terms of the sale of the Notes; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Notes to the Underwriters, including any debt security or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged or approved by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Additionally, the Adviser, and not the Company, has agreed to reimburse the Underwriters up to $40,000 for the fees and expenses of counsel for the Underwriters in connection with the offering of Notes.

7.     The several obligations of the Underwriters hereunder to purchase the Notes on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 497 within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 5(a); if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Eastern time) on the date of this Agreement; the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)     The respective representations and warranties of the Company, the Adviser and the Administrator contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company, the Adviser and the Administrator shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)     (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)     The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate from the Company's chief executive officer and the Company's chief financial officer, satisfactory to the Representative, to the effect that (i) there has been no such material adverse change to the Company, (ii) the representations and warranties of the Company in this Agreement are true and correct, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e)     At each of the execution of this Agreement, the Closing Date and any Option Closing Date, the Representative shall have received a certificate from the Company's chief financial officer substantially in the form of Exhibit B hereto.

(f)     The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Adviser, at least one of whom has specific knowledge about the Adviser's financial matters, satisfactory to the Representative, to the effect that (i) the representations and warranties of the Adviser in this Agreement are true and correct and (ii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, under or pursuant to this Agreement.

(g)     The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Administrator, at least one of whom has specific knowledge about the Administrator's financial matters, satisfactory to the Representative, to the effect that (i) the representations and warranties of the Administrator in this Agreement are true and correct and (ii) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, under or pursuant to this Agreement;

(h)     On the Closing Date or Option Closing Date, as the case may be, Sutherland Asbill & Brennan LLP, counsel for the Company, the Adviser, and the Administrator, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(i)     On the date of this Agreement, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)     On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 7(i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(k)     On the Closing Date or Option Closing Date, as the case may be, Clifford Chance US LLP, counsel for the Underwriters, shall have furnished to the Representative their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Notes, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(l)     FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(m)     The Notes will be eligible for clearance through DTC.

(n)     On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(o)     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, NASDAQ Global Market or NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company's securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by any of Federal, Delaware or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 10, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.

8.     (a)     The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, including the Rule 430C Information, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Adviser will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, including the Rule 430C Information, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company, the Adviser or the Administrator by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(c) below.

(b)     The Administrator agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact regarding the Administrator contained in the Registration Statement, as originally filed or any amendment thereof, including the Rule 430C Information, the preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact regarding the Administrator required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Administrator will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, including the Rule 430C Information, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company, the Adviser or the Administrator by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(c) below.

(c)     Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, including the Rule 430C Information, or any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting—Commissions and Discounts" and the information contained in (i) the first paragraph under the caption "Underwriting—Price Stabilization, Short Positions" and (ii) the first sentence of the second paragraph under the caption "Underwriting—Price Stabilization, Short Positions".

(d)     Promptly after receipt by an indemnified party under Section 8(a), 8(b) or 8(c) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 8(a) or 8(b), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)     If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator on the one hand or the Underwriters on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)     The obligations of the parties to this Agreement contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)     Any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

9.     If any Underwriter or Underwriters default in its or their obligations to purchase Notes hereunder on the Closing Date or any Option Closing Date and the aggregate number of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Notes that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Notes with respect to which such default or defaults occur exceeds 10% of the total number of Notes that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter, the Company, the Adviser or the Administrator, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

10.     Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Notes which have yet to be purchased) may be terminated, subject to the provisions of Section 11, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising from transactions in the ordinary course of business, (b) there has been any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business, (c) trading generally on the New York Stock Exchange, NASDAQ Global Market or NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (d) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (e) a general moratorium on commercial banking activities in New York or Delaware shall have been declared by Federal, New York State or Delaware State authorities or a new restriction materially adversely affecting the distribution of the Initial Notes or the Option Notes, as the case may be, shall have become effective, or (f) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Notes to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Notes.

If this Agreement is terminated pursuant to this Section 10, such termination will be without liability of any party to any other party except as provided in Section 11 hereof.

11.     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser, the Administrator or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Adviser, the Administrator or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 7, 9 or 10 or if for any reason the purchase of any of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, the respective obligations of the Company, the Adviser, the Administrator and the Underwriters pursuant to Section 8 and the provisions of Sections 11, 12 and 17 shall remain in effect and, if any Notes have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Representative under Section 10, by the Underwriters, or any of them, under Section 7 or otherwise because of any failure or refusal on the part of the Company, the Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company, the Adviser or the Administrator shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

12.     This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company, the Adviser and the Administrator referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY, 10019. Notices to the Company, the Adviser and the Administrator shall be given to it at 450 Park Avenue, Suite 500, New York, New York, 10022.

14.     This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.     The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

17.     The Company, the Adviser and the Administrator acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Company, the Adviser and the Administrator, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Adviser, the Administrator or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Adviser or the Administrator on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth in this Agreement, and (iv) the Company, the Adviser and the Administrator have consulted their own legal and financial advisors to the extent they deem appropriate. The Company, the Adviser and the Administrator agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser or the Administrator in connection with such transaction or the process leading thereto.

18.     The Company, the Adviser and the Administrator acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company, the Adviser and the Administrator hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Adviser and the Administrator may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Adviser or the Administrator by such Underwriters' investment banking divisions. The Company, the Adviser and the Administrator acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

19.     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

20.     The Company, the Adviser, the Administrator and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Adviser, the Administrator and the Underwriters.

Very truly yours,

HARVEST CAPITAL CREDIT CORPORATION

By:
Name:
Title:

HCAP ADVISORS LLC

By:
Name:
Title:

JMP CREDIT ADVISORS LLC

By:
Name:
Title:

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:
Title:

For themselves and as Representative of the
other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Aggregate Principal Amount of Initial Notes to be Purchased
Keefe, Bruyette & Woods, Inc.	$12,500,000
Janney Montgomery Scott LLC	$8,750,000
JMP Securities LLC	$1,875,000
William Blair & Company, L.L.C.	$1,875,000
Total:	$25,000,000

Sch. I-1

SCHEDULE II

Pricing Terms

1.	The aggregate principal amount of the Notes is $25,000,000.

2.	The purchase price for the Notes shall be 100% of the aggregate principal amount thereof plus accrued interest, if any, from the date of issuance.

3.	The purchase price for the Notes to be paid by the several Underwriters shall be 97.00% of the aggregate principal amount thereof.

4.	The interest rate is 7.00%.

 Sch. II-1